UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________________
FORM 8-K
  ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 11, 2018
(Date of earliest event reported)
 ______________________________________________________________________________
Verizon Communications Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________________________________________________

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 395-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[   ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 - Other Events

Verizon Communications Inc. (Verizon or the Company) expects the following items to impact its reported financial results for the fourth quarter of 2018:

•
In September 2018, Verizon announced a voluntary separation program for select U.S.-based management employees. Approximately 10,400 eligible employees will separate from the Company under this program by the end of June 2019, with nearly half of these employees exiting in December of 2018. Principally as a result of this program but also as a result of other headcount reduction initiatives, the Company expects to record a severance charge in the range of $1.8 billion to $2.1 billion ($1.3 billion to $1.6 billion after-tax) in the fourth quarter of 2018.

•
Verizon’s Media business, branded Oath, has experienced increased competitive and market pressures throughout 2018 that have resulted in lower than expected revenues and earnings. These pressures are expected to continue and have resulted in a loss of market positioning to our competitors in the digital advertising business. Oath has also achieved lower than expected benefits from the integration of the Yahoo Inc. and AOL Inc. businesses. Effective August 1, 2018, Hans Vestberg became Chief Executive Officer of Verizon, and effective October 1, 2018, K. Guru Gowrappan was appointed Chief Executive Officer of the Media business. In connection with Verizon’s annual budget process in the fourth quarter, the new leadership at both Oath and Verizon completed a comprehensive five-year strategic planning review of Oath’s business prospects resulting in unfavorable adjustments to Oath’s financial projections. These revised projections were used as a key input into the Company’s annual goodwill impairment test performed in the fourth quarter. Consistent with our accounting policy, we applied a combination of a market approach and a discounted cash flow method reflecting current assumptions and inputs, including our revised projections, discount rate and expected growth rates, which resulted in the fair value of the Oath reporting unit being less than its carrying amount. As a result, the Company expects to record a non-cash goodwill impairment charge of approximately $4.6 billion ($4.5 billion after-tax) in the fourth quarter of 2018. The goodwill balance of the Oath reporting unit was approximately $4.8 billion prior to the incurrence of this impairment charge.

•
Verizon expects to complete an internal reorganization of legal entities associated with its wireless business in December 2018. Upon completion of this reorganization, Verizon expects to recognize a non-recurring deferred tax benefit of approximately $2.1 billion in the fourth quarter of 2018 which will reduce the Company's deferred tax liability by the same amount.

Forward-looking statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	December 11, 2018	/s/ Anthony T. Skiadas
Anthony T. Skiadas
Senior Vice President and Controller